                                  EXHIBIT 10.27

                              EMPLOYMENT AGREEMENT

         This Employment Agreement is entered into by and between Ejaz Afzal ("EMPLOYEE") and XMP Acquisition Corp. (the "COMPANY") effective as of August 29, 2000, which date also represents the closing of the acquisition by the Company, a wholly-owned subsidiary of iGo Corporation, a Delaware corporation (individually or collectively, "IGO") of certain assets of Xtend Micro Products, Inc. (the "TRANSACTION"), such date being hereafter referred to as the "EFFECTIVE DATE" of this Agreement.

         WHEREAS, the Employee is and intends to remain an employee of the Company or iGo for the foreseeable future and as such possesses confidential business and technical information regarding the business of the Company and iGo; and

         WHEREAS, the Company and iGo are willing to enter into this Agreement as a condition to the closing of the Transaction;

         NOW, THEREFORE, in consideration of the mutual agreements and obligations contained in this Agreement, the parties agree as follows:

         1. TERM OF AGREEMENT. This Agreement shall commence on the Effective Date and shall have a term of two (2) years.

         2. DUTIES. Employee shall be employed as the Company's Vice President of Product Development and the Acting Director of Operations, and shall perform for the Company such duties as may be designated by the Company from time to time in a mutually acceptable position to both Employee and the Company. Employee shall devote his or her full time, effort and attention during regular business hours to the business and affairs of the Company. The parties acknowledge and agree that it is iGo's current intention (without further obligation) to move the Company's operations to iGo's headquarters in Reno, Nevada, at some time following the Effective Date, and that Employee shall be required to be a resident of the Reno, Nevada metropolitan area or Incline Village after such time. Such move and the requirement that Employee relocate in connection with such move shall not constitute a breach of any terms of this Agreement by the Company (or iGo) nor shall it give rise to any claim of constructive termination of Employee's employment without cause.

         3. AT-WILL EMPLOYMENT. The Company and Employee acknowledge that Employee's employment is at-will, as defined under applicable law. Any representation to the contrary is unauthorized and not valid unless obtained in writing and signed by the Chief Executive Officer of the Company. If Employee's employment terminates for any reason, the Employee shall not be entitled to any payments, benefits, damages, award or compensation other than as provided in this Agreement, or as may otherwise be available in accordance with the Company's established written plans and written policies at the time of termination.

         4. COMPENSATION. For the duties and services to be performed by Employee hereunder, the Company shall pay Employee, and Employee agrees to accept, the salary, stock options, bonuses and other benefits described below in this Section 4.

                  (a) SALARY. Employee shall receive a base salary of $150,000.00 per annum, payable in accordance with the Company's normal payroll practices.

                  (b) STOCK OPTIONS AND OTHER INCENTIVE PROGRAMS. Employee shall be eligible to participate in the stock option or other incentive programs available to employees of the Company. Employee will receive a stock option to purchase up to 50,000 shares of iGo's Common Stock that will vest over a four
(4) year period, with twenty-five percent (25%) vesting on the first anniversary of the Effective Date, and the remainder vesting monthly thereafter. These options will be priced on the Effective Date.

                  (c) BONUSES. Employee will be eligible to receive a cash bonus of up to $5,000.00 quarterly, for an annual total of up to $20,000.00 (maximum). $2,500.00 of the quarterly bonus shall be tied to net sales and gross margin targets for the Company. For the purpose of bonus calculations, net sales is defined as "sell-in" for OEM accounts (less a reasonable provision for returns for defective product) and "sell-thru" for channel accounts (distributors, resellers and corporate accounts). For each quarter the net sales targets will be respectively, $2,900,000, $3,300,000, $3,800,000 and $4,900,000. The first quarter will start on the Effective Date of this agreement. If the Effective Date occurs on a date other than the last or first day of a calendar month, the operating results of the Company for the period between the Effective Date and the beginning of the first full calendar month following the Closing shall be included within the first quarter following the Effective Date. If the Effective Date occurs on the first day of a calendar month, then the measurement period shall be deemed to begin on the date of the Effective Date. In order to be eligible for any net sales bonus, a minimum quarterly gross margin of at least 38% must be achieved. If 100% of the net sales target is achieved, 100% of the net sales bonus will be paid. If between 80% and 99% of the net sales target is achieved, 50% of the net sales bonus will be paid. No net sales bonus will be paid for net sales less than 80% of the quarterly target. The remaining $2,500.00 of the quarterly bonus shall be tied to product development initiatives. Each quarter one to five product development objectives will be mutually agreed upon by the Company and Employee. Each of these objectives will be worth an equal proportion of the quarterly product development bonus. For example, if two product development objectives are established for a quarter, each objective will be worth $1,250.00. Employee's entitlement to incentive bonuses from the Company is discretionary and shall be determined by the Board, its Compensation Committee or the Chief Executive Officer of the Company in good faith based Employee's individual performance and the Company's financial and nonfinancial performance during the applicable bonus period.

                  (d) ADDITIONAL BENEFITS. Employee will be eligible to participate in the Company's employee benefit plans of general application, including without limitation, those plans covering medical, dental and paid vacation in accordance with the rules established for individual participation in any such plan and under applicable law. Employee will be eligible for vacation and sick leave in accordance with the policies in effect during the term of this Agreement and will receive such other benefits as the Company generally provides to its employees of similar rank and grade.

                  (e) REIMBURSEMENT OF RELOCATION EXPENSES. In the event that iGo requests that Employee relocate to the Reno, Nevada metropolitan area or Incline Village (which request shall not be made earlier than the first anniversary of the Effective Date), the Company shall reimburse Employee for relocation expenses as follows: (i) $25,000.00 relocation bonus; (ii) the actual moving expenses, not to exceed $7,000.00, associated with a single relocation of Employee's household goods and personal property from the location of Employee's current primary residence to Employee's primary residence in the Reno, Nevada metropolitan area or Incline Village.

         5. SALARY CONTINUATION.

                  (a) TERMINATION OF EMPLOYMENT. In the event Employee's employment terminates for any reason during the original term of this Agreement, then Employee shall be entitled to receive salary continuation as follows:

                           (i) VOLUNTARY RESIGNATION. If Employee's employment
terminates by reason of Employee's voluntary resignation (and is not an Involuntary Termination or a Termination for Cause), then Employee shall not be entitled to receive salary continuation. Employee's benefits will be continued under the Company's then existing benefit plans and policies solely in accordance with such plans and policies in effect on the date of termination.

                           (ii) INVOLUNTARY TERMINATION. If Employee's
employment is terminated as a result of Involuntary Termination other than for Cause, Employee will be entitled to receive salary continuation equal to Employee's regular monthly salary for the number of months remaining in the original term of this Agreement (the "Salary Continuation Period"). Such payments shall be made ratably over the Salary Continuation Period according to the Company's standard payroll schedule. Employee's benefits will be continued under the Company's then existing benefit plans and policies solely in accordance with such plans and policies in effect on the date of termination.

                           (iii) INVOLUNTARY TERMINATION FOR CAUSE. If
Employee's employment is terminated for Cause, then Employee shall not be entitled to receive salary continuation. Employee's benefits will be continued under the Company's then existing benefit plans and policies solely in accordance with such plans and policies in effect on the date of termination.

                  b. OTHER EMPLOYMENT. In the event Employee commences new employment with a company whose business or proposed business constitutes a "Competing Business" within the "Restricted Territory" as such terms are defined in the Non-Competition Agreement of even date herewith between the Company, Employee and iGo, then any salary continuation pursuant to this Section 5 shall cease.

         6. DEFINITION OF CAUSE. For purposes of this Agreement, "cause" shall mean (i) any material breach of this Agreement by Employee, which breach, if curable, is not cured within thirty (30) days of written notice thereof, (ii) any act or acts of gross misconduct by Employee, (iii) conduct grossly insubordinate or disloyal to the Company or iGo, (iv) the conviction of or pleading guilty or no contest to a felony, or (v) the continued use of illegal drugs or alcohol by Employee such that Employee becomes impaired in the performance of his duties hereunder, in each case (i)-(v), as determined by the Company's Board of Directors in good faith. Employee expressly acknowledges and agrees that any breach by Employee of his obligations pursuant to Section 7 or
Section 8 below shall be deemed "uncurable" for purposes of clause (i) above.

         7. CONFIDENTIALITY AGREEMENT. Employee shall sign iGo's standard employee agreement regarding confidentiality and assignment of inventions Agreement, the general form of which is attached hereto as EXHIBIT A.

         8. NON-SOLICITATION. Employee agrees that during and for five years after the period of providing services to the Company or iGo, Employee will not directly or indirectly induce, encourage or solicit any employee or consultant of iGo, the Company or any other affiliate of iGo or the Company to terminate their employment or consulting relationship with such entity for any reason; provided that the foregoing shall not preclude the Employee from engaging in general employment advertising.

         9. SUCCESSORS. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. The terms of this Agreement and all of Employee's rights hereunder shall inure to the benefit of, and be enforceable by, Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

         10. NOTICE. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. Mailed notices to Employee shall be addressed to Employee at the home address from which Employee most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to it care of iGo's headquarters in Reno, Nevada, and all notices shall be directed to the attention of iGo's Chief Financial Officer.

         11. MISCELLANEOUS PROVISIONS.

                  (a) WAIVERS, ETC. No amendment of this Agreement and no waiver of any one or more of the provisions hereof shall be effective unless set forth in writing by such person against whom enforcement is sought.

                  (b) SOLE AGREEMENT. This Agreement, including the Exhibit hereto, constitutes the sole agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof.

                  (c) AMENDMENT. This Agreement may be amended, modified, suppressed or canceled only by an agreement in writing executed by both parties hereto.

                  (d) CHOICE OF LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California, without giving effect to the principles of conflict of laws.

                  (e) SEVERABILITY. If any term or provision of this Agreement or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions of this Agreement or the application of such terms and provisions to circumstances other than those as to which it is held invalid or unenforceable, and a suitable and equitable term or provision shall be substituted therefor to carry out, insofar as may be valid and enforceable, the intent and purpose of the invalid or unenforceable term or provision.

                  (f) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

                            [Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

XMP ACQUISITION CORP.                                EMPLOYEE


By:   /S/ MICK DELARGY                               By:   /S/ EJAZ AFZAL
    ------------------------------------------           -----------------------
       Mick Delargy, Chief Financial Officer                Ejaz Afzal


IGO CORPORATION


By:   /S/ MICK DELARGY
    ------------------------------------------
       Mick Delargy, Chief Financial Officer

                                    EXHIBIT A

             CONFIDENTIALITY AND ASSIGNMENT OF INVENTIONS AGREEMENT

         In exchange for my becoming employed (or my employment being continued) by or retained as a consultant (or my consulting relationship being continued) by iGo Corporation, or its subsidiaries, affiliates, or successors (hereinafter referred to collectively as the "Company"), I hereby agree as follows:

         1. I will perform for the Company such executive or managerial duties as may be designated by the Company from time to time. During my period of employment or consulting relationship with the Company, I will devote my best efforts to the interests of the Company and will not engage in other employment or in any activities detrimental to the best interests of the Company without the prior written consent of the Company.

         2. As used in this Agreement, the term "Inventions" means designs, trademarks, discoveries, formulae, processes, techniques, trade secrets, inventions, improvements, ideas or copyrightable works, including all rights to obtain, register, perfect and enforce these proprietary interests.

         3. As used in this Agreement, the term "Confidential Information" means information pertaining to any aspects of the Company's business which is either information not known by actual or potential competitors of the Company or is proprietary information of the Company or its customers or suppliers, whether of a technical nature or otherwise.

         4. Without further compensation, I hereby agree promptly to disclose to the Company, and I hereby assign and agree to assign to the Company or its designee, my entire right, title, and interest in and to all Inventions which I may solely or jointly develop or reduce to practice during the period of my employment or consulting relationship with the Company (a) which pertain to any line of business activity of the Company, (b) which are aided by the use of time, material or facilities of the Company, whether or not during working hours, or (c) which relate to any of my work during the period of my employment or consulting relationship with the Company, whether or not during normal working hours. No rights are hereby conveyed in Inventions, if any, made by me prior to my employment or consulting relationship with the Company which are identified in a sheet attached to and made a part of this Agreement, if any (which attachment contains no confidential information), or to an Invention which is developed entirely on my own time without using the Company's equipment, supplies, facilities, or information derived through my relationship with the Company except for those inventions that either (a) relate at the time of conception or reduction to practice of the invention to the Company's business, or actual or demonstrably anticipated research, development or business plans of the Company or (b) result from any work performed by me for the Company. I agree to disclose in writing all Inventions made by me in confidence to the Company to permit a determination as to whether or not the Inventions should be the property of the Company.

         5. I agree to perform, during my employment or consulting relationship, all acts deemed necessary or desirable by the Company to permit and assist it, at its expense, in obtaining and enforcing the full benefits, enjoyment, rights and title throughout the world in the Inventions hereby assigned to the Company as set forth in paragraph 4 above. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings.

         6. If, during my employment or consulting relationship, the Company is unable for any reason to secure my signature to apply for or to pursue any application for any United States or foreign letters patent or mask work or copyright registration covering inventions, mask works or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or mask work or copyright registrations thereon with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any patents, mask works or copyrights resulting from any such application for letters patent or mask work or copyright registrations assigned hereunder to the Company.

         7. I agree to hold in confidence and not directly or indirectly to use or disclose, either during or after termination of my employment or consulting relationship with the Company, any Confidential Information I obtain or create during the period of my employment or consulting relationship, whether or not during working hours, except to the extent authorized by the Company, until such Confidential Information becomes generally known. I agree not to make copies of such Confidential Information except as authorized by the Company. Upon termination of my employment or consulting relationship or upon an earlier request of the Company, I will return or deliver to the Company all tangible forms of such Confidential Information in my possession or control, including but not limited to drawings, specifications, documents, records, devices, models or any other material and copies or reproductions thereof.

         8. I agree to abide faithfully by all Company rules, regulations and policies approved, written or electronically published and made known to me from time to time.

         9. I represent that my performance of all the terms of this Agreement and as an employee of or consultant to the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or in trust prior to my becoming an employee or consultant of the Company, and I will not disclose to the Company, or induce the Company to use, any confidential or proprietary information or material belonging to any previous employer or others. I agree not to enter into any agreement either written or oral in conflict with the provisions of this Agreement.

         10. I agree that during and for one year after the period of my providing services to the Company, I will not encourage or solicit any employee or consultant of the Company to leave the Company for any reason.

         11. I understand and agree that the Company's customer list as well as all information pertaining to customers are regarded by the Company as a prime and principal asset, and therefore will be held strictly confidential at all times. I therefore agree never to use such client information for any purpose other than the regular business of the Company and agree this information is the sole property of the Company.

         12. I certify that, to the best of my information and belief, I am not a party to any other agreement which will interfere with my full compliance with this Agreement.

         13. I agree to indemnify and hold the Company harmless from and against
(i) any and all claims, demands, proceedings, suits and actions against the Company, and (ii) any and all losses, liabilities, damages, costs suffer by the Company, resulting from any breach of this agreement.

         14. This Agreement (a) shall survive my employment by or consulting relationship with the Company, (b) does not in any way restrict my right to terminate my employment or consulting relationship, (c) inures to the benefit of successors and assigns of the Company, and (d) is binding upon my heirs and legal representatives.

         15. I understand and agree that any dispute under this Agreement shall be submitted to binding arbitration in Reno, Nevada under the Rules of Arbitration of the American Arbitration Association by a panel of three (3) arbitrators appointed in accordance with such rules. Judgment on the arbitration award by such arbitrator may be entered in any court of competent jurisdiction. Notwithstanding the foregoing, I or the Company may apply to any court of competent jurisdiction for preliminary injunctive relief pending the outcome of any such arbitration without breach of this arbitration provision. It is agreed that the prevailing party in any legal action or arbitration proceeding brought by one party against the other and arising out of this Agreement shall be entitled, in addition to any other rights and remedies that such prevailing party may have, to reimbursement for expenses incurred by such prevailing party, including court costs and reasonable attorneys' fees.

         16. I agree that my obligations provided herein are necessary and reasonable in order to protect the Company and its business, and expressly agree that monetary damages may be inadequate to compensate the Company for any breach by me of my covenants and agreements set forth herein. Accordingly, I agree and acknowledge that, in addition to any other remedies that may be available, in law, in equity or otherwise in a proceeding pursuant to Section 15 above or otherwise, the Company shall be entitled to obtain injunctive relief against the threatened breach of this Agreement or the continuation of any such breach by me, without the necessity of proving actual damages.

         17. I REPRESENT AND ACKNOWLEDGE THAT I HAVE BEEN ADVISED BY THE COMPANY TO SEEK INDEPENDENT LEGAL COUNSEL (SEPARATE AND APART FROM COUNSEL TO THE COMPANY) IN CONNECTION WITH THE REVIEW AND EXECUTION OF THIS AGREEMENT AND HAVE HAD AMPLE OPPORTUNITY TO DO SO.

         18. I certify and acknowledge that I have carefully read all of the provisions of this Agreement and that I understand and will fully and faithfully comply with such provisions.

Dated:   8-29-00                        EMPLOYEE/CONSULTANT
         -------

                                              /S/ EJAZ AFZAL
                                        ----------------------------------------
                                        Ejaz Afzal

Accepted and Agreed:                    IGO CORPORATION


                                        By:   /S/ MICK DELARGY
                                            ------------------------------------
                                            Mick Delargy
                                            Chief Financial Officer

                                   ATTACHMENT

                               LIST OF INVENTIONS
                               ------------------